Exhibit 10.1

Amendment 1 to Duitch Employment Agreement

This amendment (the “Amendment”) to that certain executive employment agreement by and between Nancy Duitch (“Executive”) and Worldwide Excellence, Inc., and which was subsequently assigned to and assumed by Vertical Branding, Inc. f/k/a MFC Development Corp. (the “Company”) dated as of April 1, 2005 (the “Agreement”) is entered into by and between Executive and Employee this 10th day of July, 2007 (the “Effective Date”).  Capitalized terms used herein that are not otherwise defined shall meaning assigned to them in the Agreement.  In consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

As of the Effective Date, the bullet point reference in Section 3.B. of the Agreement to Annual EBITDA targets shall be amended and restated as follows:

•

Annual EBITDA targets: $2M in 2005, $2.2M in 2006 and such amount as shall be determined in the discretion of the Board for 2007, which, by resolution of the Board on April 23, 2007, has been set at $3.2 million.

2.

In consideration of Executive’s entry into this Amendment, Executive shall receive a one-time payment of $60,000 at the time of payment of, and in addition to, the Annual Performance Bonus for 2007, if any.

3.

Except as specifically modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

4.

This Amendment shall be construed in accordance with and governed by the laws of the State of California, without reference to the principles thereof respecting conflicts of laws.  Any notices required or permitted by the terms of this Agreement shall be given by hand delivery or by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company to:

Vertical Branding, Inc.
16000 Ventura Blvd., Suite 301
Encino, CA 91436
Attention: Chairman of the Board
Facsimile: 818.926.4885

With a copy to:

Peter Hogan, Esq.
Richardson & Patel

10900 Wilshire Blvd

Los Angeles, CA 90024

If to the Executive to:

Nancy Duitch
15950 Royal Oak Road
Encino, CA 91436

Or to such other address or addresses for a party as shall be specified by such party in a notice given in accordance with the foregoing.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.  This Amendment shall inure to the benefit of and be binding upon the Company, its permitted successors and assigns and the Executive, his heirs, executors, administrators and legal representatives.  This Amendment may not be amended or modified without a writing signed by each of the Executive and the Company.  The terms and provisions of this Amendment may be waived, or consent for the departure granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Amendment, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.  This Amendment may be executed in two counterparts, each of which shall be an original, and which together shall constitute one and the same instrument.  A facsimile transmission by a party of a signed signature page hereof shall have the same effect as delivery by such party of a manually executed original counterpart hereof.  If for any reason any provision of this Amendment is held invalid, such invalidity shall not affect any other provision of this Amendment not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  If any provision of this Amendment shall be held invalid in part, such invalidity shall not affect the rest of such provision not held invalid, and the rest of such provision, and the rest of this Amendment, shall, to the full extent consistent with law, continue in full force and effect.  This Amendment supersedes and replaces all prior written and oral arrangements and constitutes the complete understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

THE COMPANY:

VERTICAL BRANDING, INC.	THE EXECUTIVE

/s/ Alan Gerson	/s/ Nancy Duitch
By Alan Gerson, President and COO	By Nancy Duitch